Exhibit 3.1

                RESTATED CERTIFICATE OF INCORPORATION
                                 OF
                       United Air Lines, Inc.

     The present name of the corporation is United Air Lines, Inc.
The corporation was incorporated under the name of UALCo Corporation, the original Certificate of Incorporation having been filed with the Secretary of State of Delaware on December 30, 1968. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended, restated or supplemented, was duly adopted by the directors and stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The capital of the corporation will not be reduced under or by reason of any amendment in the within Restated Certificate of Incorporation.
     FIRST.    The name of the corporation is



                       UNITED AIR LINES, INC.

     SECOND.   The registered office of the corporation in the State
of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901.

     THIRD.    The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of  stock  which  the  corporation shall have authority to issue is 1,000 shares of Common Stock, of the par value of $5 per share.

     FIFTH.    The number of directors constituting  the  Board
of Directors shall be that number, not less than one, as shall be fixed by the by-laws of the corporation.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the corporation; provided, however, that, to the extent any committee of directors of the corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

     SIXTH.     (a) A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnity any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only it such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article Sixth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Sixth or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c) If a claim under paragraph (b) of this Article Sixth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the
Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certification of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

     The Corporation shall not take any action which, were it proposed to be taken by UAL Corporation, would require approval in accordance with Article FIFTH, Section 3 (the "UAL Approval Sections"), of the Restated Certificate of Incorporation of UAL Corporation unless the stockholders or the Board of Directors of UAL Corporation take or have taken such action as would be required under the UAL Approval Sections were the action proposed to be taken and taken by UAL Corporation.

     IN WITNESS WHEREOF, said United Air Lines, Inc. has caused its corporate seal to be affixed and this Restated Certificate of Incorporation to be signed by James M. Guyette, its Executive Vice President, and Francesca M. Maher, its Vice President - Law and Corporate Secretary, this 12th day of July, 1994.


                                        UNITED AIR LINES, INC.

                                        By   /s/ James M. Guyette
                                             Executive Vice President

[CORPORATE SEAL]


ATTEST:


/s/ Francesca M. Maher
Vice President - Law and
Corporate Secretary